UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

October 6, 2015

Coupons.com Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Logue Avenue

Mountain View, California 94043

(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2015, Coupons.com Incorporated (the “Company”) filed an amendment to its amended and restated certificate of incorporation to change its name to Quotient Technology Inc. (the “Certificate of Amendment”). The name change was made pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”) and will be effective as of October 20, 2015. Under the DGCL, the amendment to the Company’s amended and restated certificate of incorporation did not require stockholder approval to effect the name change. In addition, effective as of October 20, 2015, the amended and restated bylaws of the Company will also be amended and restated to reflect the name change to Quotient Technology Inc. (the “Amended Bylaws”).

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Company’s certificate of incorporation in connection with the name change.

The Company anticipates that on October 21, 2015, the Company’s common stock, which trades on the New York Stock Exchange, will cease trading under the ticker symbol “COUP” and will commence trading under the ticker symbol “QUOT”. Along with the ticker change, the Company’s common stock has been assigned a new CUSIP number of 749119 103.

A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on October 6, 2015, is filed herewith as Exhibit 3.1 and is incorporated herein by reference. A copy of the Amended Bylaws is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Coupons.com Incorporated.

3.2	Amended and Restated Bylaws of Quotient Technology Inc.

99.1	Press Release dated October 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupons.com Incorporated

By:	/s/ Richard Hornstein
Richard Hornstein
General Counsel

Date: October 6, 2015

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Coupons.com Incorporated.

3.2	Amended and Restated Bylaws of Quotient Technology Inc.

99.1	Press Release dated October 6, 2015.